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                                                                    EXHIBIT 10.9

                        AMENDMENT TO CONSULTING AGREEMENT

         This agreement entered into on this 1st day of March, 1996 is an amendment to that Consulting Agreement (the "Agreement") dated January 3, 1995 between Transcisco Industries, Inc., a Delaware corporation (the "Company"), and Deucalion Securities, Inc. ("Deucalion"). Capitalized terms used herein and not defined herein have the same meaning as such terms have in the Agreement.

                                   WITNESSETH:

         WHEREAS the parties hereto desire to amend the Agreement in certain respects;

         NOW THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Section 3 of the Agreement is amended in its entirety to read as follows:

     3. TERM. The employment of Mr. Pease and Deucalion by the Company pursuant to this Agreement shall terminate on March 31, 1998.

         2. Notwithstanding any provision to the contrary in the Agreement, the Bonus payable to Deucalion with respect to the Company's fiscal year ended March 31, 1996 shall be $330,000.

         3. In addition to the Options previously granted to Mr. Pease, within 30 days from the date hereof the Company shall grant to Mr. Pease options to purchase an additional 150,000 shares of Common Stock of the Company ("Shares") at $4.50 per share. Such options shall expire ten years from the date of grant. Options to purchase 2,500 of such Shares shall be exercisable on the first of the month next following the date of this Agreement, and options to purchase an additional 2,500 Shares shall become exercisable on the first day of each of the next 59 calendar months.

         4. In the event of a Change in Control, all of the options granted pursuant to paragraph 2 hereof shall immediately vest and become exercisable, and Mr. Pease shall have 365 days from the date of such Change in control to exercise all or any part of such options.

         5. The Company will maintain the effectiveness of an S-8 registration statement (or its equivalent) relating to the Shares issued pursuant to the options granted to Mr. Pease pursuant to paragraph 2 above.

         6. Section 6 (b) (1) of the Agreement is amended by replacing the figure "200%" in the last line thereof with the figure "100%."
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         7. Section 9 (a) of the Agreement (including Section 9 (a) (1))
relating to the Company's unilateral right to terminate the Agreement, is deleted and shall have no further force or effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

                                            TRANSCISCO INDUSTRIES, INC.

                                            By: _____________________________
                                                Eugene M. Armstrong, Chairman

                                            By: _____________________________
                                                DEUCALION SECURITIES, INC.
                                                Steven L. Pease, President